Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated August 23, 2023, relating to the consolidated financial statements of Baiya International Group, Inc. (the “Company”), appearing in the Company’s Report on Form F-1 as of and for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” appearing therein.

/s/ Kreit & Chiu CPA LLP

Los Angeles, California

October 31, 2023